EXHIBIT 99.1

Weyland Tech U.S. Partner Announces First Customer Win

HONG KONG, CHINA--(Marketwired - Apr 12, 2016) -  Weyland Tech Inc. (OTC: WEYL) ("Weyland Tech" or the "Company"), a provider of mobile business applications announces that its U.S. partner, Aurum Digital ("Aurum") has signed its first Master Reseller Agreement with a company focused on the martial arts industry.

Aurum, a start-up company formed for the purpose of marketing and selling the CreateApp platform in the America's, has signed a master reseller agreement with a company that has an estimated 33,000 martial arts schools across North America, in its network.

An official rebranding of the Reseller's website, incorporating the CreateApp platform will be officially launched within the next thirty (30) days and jointly announced by Aurum, Weyland Tech and the Reseller.

About Weyland Tech Inc.

Weyland Tech's CreateApp platform is focused on the Asia markets. Our CreateApp platform is offered in 12 languages and enables small-medium-sized businesses ("SME's") to create a mobile application ("app") without the need of technical knowledge and background.

SME's can increase sales, reach more customers and promote their products and services via a simple easy to build mobile app at an affordable and cost-effective manner.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the continued growth of the e-commerce segment and the ability of the Company to continue its expansion into that segment; the ability of the Company to attract customers and partners and generate revenues; the ability of the Company to successfully execute its business plan; the business strategy, plans, and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

Contact Information

Contact:
Investor Relations
info@weyland-tech.com